Exhibit 99.01

FOR IMMEDIATE RELEASE	Media Contact:	Catherine Brady
+1-617-945-9316
catherine@JPA.com

Investors:	Steve Gersten
+1-813-926-8920
steve@capmarketsgroup.com

GenSpera Announces New Digital Channels for Corporate Communications

San Antonio, January 8, 2015 — GenSpera Inc., (OTCQB: GNSZ), a leader in developing prodrug therapeutics for the treatment of cancer, announced today a suite of online corporate communication channels to maintain on-going direct communication with shareholders and other interested parties. The company has established official portals on social media channels including: Facebook, Twitter, LinkedIn, Google+, YouTube and The Chairman's Blog.

The Chairman's Blog is an online communication portal where GenSpera executives will address important topics as they relate to the Company's industry and technology as well as specific points of discussion related to key events at GenSpera.

“We are pleased to announce these new social media channels,” stated Craig Dionne, PhD, GenSpera's CEO. “Implementing social media into our communication strategy will enable us to maintain a consistent and effective dialogue with the online community.”

The company has successfully completed Phase I and initial Phase II clinical trials of the investigational agent mipsagargin, in patients with liver cancer. Dionne continued, “The last four years have laid the groundwork for shareholder value creation. Our view has always been to validate our proof of concept, then engage the investment and healthcare community as we move into later stage Phase II trials which we anticipate will be a global trial.”

GenSpera recently announced the appointment of JPA Health Communications as its agency of record. The firm is tasked with GenSpera’s external communications and stakeholder engagement.

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GenSpera Launches New Digital Channels, cont, page 2 of 2

Links to the new communication tools are as follow:

Facebook: https://www.facebook.com/GenSpera

Twitter: https://twitter.com/GenSperaNews

LinkedIn: https://www.linkedin.com/company/genspera-inc-

Google+: https://plus.google.com/u/0/b/111021404725787491742/111021404725787491742/posts

YouTube: https://www.youtube.com/channel/UCdvATHFsc6ZLVgVMTJtPq3A

The Chairman’s Blog: http://www.thechairmansblog.com/genspera

About GenSpera

GenSpera unlocks conventional thinking to conceive, design, and develop curative cancer therapies that are core to the principles of finding the best way to cure or extend human life. Its innovative approach to drug delivery is expected to maximize anti-tumor activity and minimize side effects. GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a prodrug delivery system that provides for the targeted release of drug candidates within a tumor. GenSpera's lead drug candidate, mipsagargin, is activated by the enzyme PSMA, which is found at high levels in the blood vessels of liver and glioblastoma cancers and in the blood vessels of almost all other solid tumors. Mipsagargin is therefore expected to have potential efficacy in a wide variety of tumor types.

The US Food and Drug Administration (FDA) granted Orphan Drug designation in 2013 for the evaluation of mipsagargin in patients with hepatocellular carcinoma (liver cancer). Mipsagargin Phase II clinical trials are underway in both hepatocellular carcinoma and glioblastoma patients (brain cancer).

For additional information about the Company, please visit www.genspera.com and connect with the Company on Twitter, LinkedIn, Facebook, YouTube and Google+.

Company presentations are available at: http://www.genspera.com/

Cautionary Statement Regarding Forward Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of GenSpera's technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of GenSpera’s proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera's periodic reports filed with the Securities and Exchange Commission.

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